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                                                                   Exhibit 23.11


                       [Letterhead of Grant Thornton LLP]



We have issued our report dated February 8, 2002, accompanying the financial statements and schedules of Vestin Fund II, LLC contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


/s/ GRANT THORNTON LLP


Reno, Nevada
June 27, 2002